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                                                                    EXHIBIT 99.1


                                    CONSENT


     The undersigned hereby consents to being named in the Registration Statement on Form S-1 (the "Registration Statement") of Duke Energy Field Services Corporation ("DEFS") as a director to be appointed after the consummation of the initial public offering (the "IPO") of DEFS. The undersigned further consents to serve as a director of DEFS following the consummation of the IPO.

     IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 13th day of March, 2000.



                                                  /s/ M. J. PANATIER
                                                  ------------------------
                                                  Mike J. Panatier